UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROSPECT CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	43-2048643
(State of incorporation or	(I.R.S. Employer or
organization)	Identification No.)

10 East 40th Street, 42nd Floor
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-236415

Securities to be registered pursuant to Section 12(g) of the Act:
5.50% Series A2 Preferred Stock, par value $0.001

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Prospect Capital Corporation (the “Company”) hereby incorporates by reference (i) the description of its 5.50% Series A2 Preferred Stock (the “A2 Shares”) to be registered hereunder, set forth under the section entitled “The Offering” in the Company’s prospectus supplement dated May 19, 2021 (the “Prospectus Supplement”), as filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2021 pursuant to Rule 424(b) (submitted as form type 497) under the Securities Act of 1933, as amended (the “Securities Act”), to the prospectus dated February 13, 2020 (the “Prospectus”), constituting part of the Registration Statement on Form N-2 (File No. 333-236415) of the Company, filed with the SEC under the Securities Act on February 13, 2020; (ii) the related information under the headings “Description of Our Capital Stock - Preferred Stock” and “Description of Our Preferred Stock” in the Prospectus and “Description of the Preferred Stock” in the Prospectus Supplement; and (iii) any description of the A2 Shares included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The A2 Shares are not listed on any national securities exchange.

ITEM 2. EXHIBITS.

The following exhibits are included, or incorporated by reference, in this registration statement (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
3.1	Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on May 9, 2014.
3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on December 11, 2015.
3.3	Articles of Amendment, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on August 5, 2020.
3.4	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on August 5, 2020.
3.5	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on November 4, 2020.
3.6	Certificate of Correction to the Articles Supplementary of Prospect Capital Corporation, incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K, filed on November 4, 2020.
3.7	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed on May 26, 2021.
10.1	Underwriting Agreement, dated May 19, 2021, by and among, the Company, Prospect Capital Management L.P., Prospect Administration LLC and UBS Securities LLC, incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on May 20, 2021.
10.2	Preferred Stock Dividend Reinvestment Plan, incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K, filed on May 26, 2021.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSPECT CAPITAL CORPORATION
(Registrant)

Date: June 14, 2021	By:	/s/ M. Grier Eliasek
		Name:	M. Grier Eliasek
		Title:	President and Chief Operating Officer